As filed with the Securities and Exchange Commission on February 27, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GH Research PLC
(Exact Name of Registrant as specified in its charter)

Ireland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GH Research PLC Joshua Dawson House Dawson Street Dublin 2 D02 RY95 Ireland Tel: +353 1 437 8334
(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

GH Research PLC Share Option Plan
(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 Tel: (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adam Kaminsky Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, GH Research PLC (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 999,970 additional ordinary shares, nominal value $0.025 per share, for issuance under the GH Research PLC Share Option Plan, as amended November 24, 2024. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on March 9, 2023 (Registration No. 333-270422).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The annual report on Form 20-F of GH Research PLC (the “Registrant”) for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025; and

(b) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-40530), dated June 22, 2021, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number
4
Constitution of GH Research PLC (incorporated herein by reference to Exhibit 1.1 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the Commission on March 9, 2023).

5	Opinion of A&L Goodbody LLP (filed herewith)
23.1	Consent of A&L Goodbody LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers an independent registered public accounting firm (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99
GH Research PLC Share Option Plan, as amended November 24, 2024 (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on this 27th day of February, 2025.

GH Research PLC
By:	/s/ Julie Ryan
Name:	Julie Ryan
Title:	Vice President, Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Velichka Valcheva and Julie Ryan, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Velichka Valcheva	Chief Executive Officer	February 27, 2025
Velichka Valcheva	(Principal Executive Officer)
/s/ Julie Ryan	Vice President, Finance	February 27, 2025
Julie Ryan	(Principal Financial Officer and Principal Accounting Officer)
/s/ Florian Schönharting	Director	February 27, 2025
Florian Schönharting
/s/ Michael Forer	Director	February 27, 2025
Michael Forer
/s/ Dermot Hanley	Director	February 27, 2025
Dermot Hanley
/s/ Duncan Moore	Director	February 27, 2025
Duncan Moore

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on February 27, 2025.

Authorized U.S. Representative--Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of
Cogency Global Inc.